UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

CARE INVESTMENT TRUST, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☑	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
January 15, 2010 (January 15, 2010)
Date of Report (Date of earliest event reported)

CARE INVESTMENT TRUST INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-33549 (Commission File Number)	38-3754322 (I.R.S. Employer Identification No.)

505 Fifth Avenue, 6th Floor, New York, New York (Address of principal executive offices)	10017 (zip code)
Registrant’s telephone number, including area code: (212) 771-0505
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry Into a Material Definitive Agreement.
On January 15, 2010, Care Investment Trust Inc. (the “Company”) and CIT Healthcare LLC (the “Manager”), the Company’s external manager, entered into an Amended and Restated Management Agreement, dated as of January 15, 2010 (the “Agreement”), which amends and restates that certain Management Agreement, dated June 27, 2007, as amended by that certain Amendment No. 1 to the Management Agreement, dated as of September 30, 2008 (the “Original Management Agreement”). All capitalized terms have the meanings ascribed to them in the Agreement unless otherwise provided.
Term:
The Agreement is effective upon approval by the Company’s stockholders of the Plan of Liquidation, which is described in and attached to the Company’s definitive proxy statement filed with the SEC on December 28, 2009 (the “Proxy Statement”). The Company is seeking such stockholder approval at a special meeting of stockholders to take place on Thursday, January 28, 2010. The Agreement shall continue in effect, unless earlier terminated in accordance with the terms thereof, until December 31, 2011.
Base Management Fee:
The Agreement reduces the Base Management Fee to a monthly amount equal to (i) $125,000 from February 1, 2010 until the earlier of (x) June 30, 2010 and (y) the date on which four of the Company’s six Existing Investments have been sold; then from such date (ii) $100,000 until the earlier of (x) December 31, 2010 and (y) the date on which five of the Company’s six Existing Investments have been sold; then from such date (iii) $75,000 until the effective date of expiration or earlier termination of the Agreement by either of the Company or the Manager; provided, however, that notwithstanding the foregoing, the Base Management Fee shall remain at $125,000 per month until the later of: (a) ninety (90) days after the filing by the Company of a Form 15 with the SEC; and (b) the date that the Company is no longer subject to the reporting requirements of the Exchange Act.
Buyout Payment:
Pursuant to the terms of the Agreement, the Company shall pay the Manager a Buyout Payment of $7.5 million, payable as follows: (i) $2.5 million on the Effective Date; (ii) $2.5 million upon the earlier of (a) April 1, 2010 and (b) the effective date of the termination of the Agreement by either of the Company or the Manager; and (iii) $2.5 million upon the earlier of (a) June 30, 2011 and (b) the effective date of the termination of the Agreement by either the Company or the Manager. The Termination Fee that is operative under the Original Management Agreement has been replaced by the Buyout Payments under the Agreement.
Incentive Fee:
Pursuant to the terms of the Agreement, the Manager shall be eligible for an Incentive Fee of $1.5 million if (i) at any time prior to December 31, 2011, the aggregate cash dividends paid to the Company’s stockholders since the Effective Date equal or exceed $9.25 per share or (ii) as of December 31, 2011, the sum of (x) the aggregate cash dividends paid to the Company’s stockholders since the Effective Date and (y) the Aggregate Distributable Cash equals or exceeds $9.25 per share. In the event that the Aggregate Distributable Cash equals or exceed $9.25 per share but for the impact of payment of a $1.5 million Incentive Fee, the Company shall pay the Manager an

Incentive Fee in an amount that allows the Aggregate Distributable Cash to equal $9.25 per share.
Impact on Plan of Liquidation:
The replacement of the Termination Fee by the Buyout Payment under the Agreement will result in the elimination of the Termination Fee in the Company’s total liquidation value with a net present value of $8.7 million to be replaced by a Buyout Payment with a net present value of $7.3 million, resulting in a revised Total Liquidation Value Range (as defined in the Proxy Statement) of $8.05 to $8.90 per share. For the purposes of deriving the Total Liquidation Value Range, both the Termination Fee and the Buyout Payment were calculated on a net present value basis of the future payments expected to be made to the Manager.
Termination of the Agreement:
The Agreement provides the Company and the Manager with a right to terminate the Agreement without cause, under certain conditions, and the Company with a right to terminate the Agreement with cause, as defined in the Agreement.
Termination of Mortgage Purchase Agreement:
In consideration of the Manager’s agreement to execute and deliver the Management Agreement, the Company agreed to rescind all outstanding put notices under that certain Mortgage Purchase Agreement, dated as of September 30, 2008, by and between the Company and the Manager (the “Mortgage Purchase Agreement”), effective upon the Effective Date of the Agreement.
Mutual Release:
In consideration of the execution and delivery of the Agreement, each Party released the other from any current or future outstanding losses or liabilities. A copy of the Release is attached as an exhibit to the Agreement.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are filed as part of this Report.

10.1	Amended and Restated Management Agreement by and between Care Investment Trust Inc. and CIT Healthcare LLC, dated as of January 15, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 15, 2010

CARE INVESTMENT TRUST INC.
By:	/s/ Paul F. Hughes
	Name:	Paul F. Hughes
	Title:	Chief Compliance Officer and Secretary

Exhibit 10.1
EXECUTION COPY
AMENDED AND RESTATED
MANAGEMENT AGREEMENT
by and between
CARE INVESTMENT TRUST INC.
And
CIT HEALTHCARE LLC
Dated as of January 15, 2010

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TABLE OF CONTENTS
(continued)

Page

EXHIBIT C. GENERAL MUTUAL RELEASE	C-1

SCHEDULE 1. EXISTING INVESTMENTS	D-1

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     AMENDED AND RESTATED MANAGEMENT AGREEMENT, dated as of January 15, 2010, by and between Care Investment Trust Inc., a Maryland corporation (the “Company”) and CIT Healthcare LLC, a Delaware limited liability company (or its permitted assignees, the “Manager”).
W I T N E S S E T H:
     WHEREAS, on June 27, 2007, the Company retained the Manager to manage the business and investment affairs of the Company and its Subsidiaries and to perform services for the Company in the manner and on the terms set forth in that certain Management Agreement dated June 27, 2007 (the “Original Management Agreement”);
     WHEREAS, the Company and the Manager entered into Amendment No. 1 to the Management Agreement, dated as of September 30, 2008 (the “First Amendment”);
     WHEREAS; the Company filed with the SEC a Preliminary Proxy Statement on December 11, 2009, and a Definitive Proxy Statement on December 28, 2009 (the “Proxy Statement”), pursuant to which the Board of Directors has called a Special Meeting of Stockholders of the Company to take place Thursday, January 28, 2010, at which the Company will seek approval from the stockholders of the plan of liquidation that is described in and attached to the Proxy Statement (the “Plan of Liquidation”); and
     WHEREAS, the Company and the Manager desire to further amend and restate the Management Agreement as set forth herein, effective upon stockholder approval of the Plan of Liquidation, in order to facilitate implementation of the Plan of Liquidation.
     NOW THEREFORE, in consideration of the premises and agreements hereinafter set forth, the parties hereto hereby agree as follows:
     Section 1. Definitions.
          (a) The following terms shall have the meanings set forth in this Section 1(a):
     “Adjusted Amount” has the meaning set forth in Section 6(a)(iii) hereof.
     “Affiliate” means, with respect to any Person (i) any other Person directly or indirectly controlling, controlled by, or under common control with such Person, (ii) any executive officer or general partner of such Person, and (iii) any legal entity for which such Person acts as an executive officer or general partner.
     “Agreement” means this Amended and Restated Management Agreement, dated as of January 15, 2010, as amended, supplemented or otherwise modified from time to time.
     “Aggregate Distributable Cash” has the meaning set forth in Section 6(d) hereof.
     “Base Management Fee” has the meaning set forth in Section 6(a) hereof.
     “Board of Directors” means the board of directors of the Company.

     “Business Day” means any day except a Saturday, a Sunday or a day on which banking institutions in New York, New York are not required to be open.
     “Buyout Payment” has the meaning set forth in Section 16(b) hereof.
     “Change in Control of the Manager” shall be deemed to have occurred: (a) if any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than CIT Group Inc. (“CIT Group”) or an Affiliate of CIT Group, in a single transaction or in a related series of transactions, becomes the beneficial owner, directly or indirectly, of securities of the Manager representing more than 50% of the aggregate voting power of all classes of the Manager’s then outstanding voting securities (provided, however, no change in the ownership of CIT Group shall be deemed to be a “Change of Control” for purposes of this Agreement) or (b) upon approval by all requisite parties of (i) a plan of merger, consolidation, share exchange, business combination or similar transaction between the Manager and an entity (other than an Affiliate of the Manager that executes this Agreement and agrees to bound by the provisions hereof), or (ii) the execution of a binding proposal or agreement with respect to the sale, lease, transfer, exchange or other disposal of all, or substantially all, of the Manager’s assets to an entity (other than an Affiliate of the Manager in accordance with Section 11(a)).
     “Claim” has the meaning set forth in Section 8(c) hereof.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Common Stock” means the common stock, par value $0.001, of the Company.
     “Company Indemnified Party” has meaning set forth in Section 8(b) hereof.
     “Company Permitted Disclosure Parties” has the meaning set forth in Section 5(b) hereof.
     “Company Termination Date” has the meaning set forth in Section 10(b) hereof.
     “Company Termination Notice” has the meaning set forth in Section 10(c) hereof.
     “Conduct Policies” has the meaning set forth in Section 2(k) hereof.
     “Confidential Information” has the meaning set forth in Section 5(a) hereof.
     “Conflicts of Interest Policy” means the conflicts of interests policy for the Company with respect to the Manager, a copy of which is attached hereto as Exhibit A, as the same may be amended, restated, modified, supplemented or waived by the Manager and the Board of Directors as specified therein.
     “Early Termination Event” means when either one of the following shall have occurred: (i) the aggregate book value of the Company’s assets (excluding cash and cash equivalents) is $10,000,000 or less, as reasonably determined by the Manager, or (ii) (x) ninety (90) days have elapsed since filing by the Company of a Form 15 with the SEC and (y) the Company has sold or otherwise disposed of at least five of the six Existing Investments.
     “Effective Date” means the effective date of this Agreement as set forth in Section 16(a) hereof.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Existing Investments” means the investments listed on Schedule 1 attached hereto.
     “First Adjustment Date” has the meaning set forth in Section 6(a)(ii) hereof.
     “Further Adjusted Amount” has the meaning set forth in Section 6(a)(iv) hereof.
     “GAAP” means generally accepted accounting principles in effect in the United States on the date such principles are applied.
     “Governing Instruments” means, with regard to any entity, the articles of incorporation or certificate of incorporation and bylaws in the case of a corporation, the partnership agreement in the case of a general or limited partnership or the certificate of formation and operating agreement in the case of a limited liability company, the trust instrument in the case of a trust, or similar governing documents in each case as amended.
     “Incentive Fee” has the meaning set forth in Section 6(d) hereof.
     “Indemnified Party” has the meaning set forth in Section 8(b) hereof.
     “Independent Director” means a member of the Board of Directors who is “independent” in accordance with the Company’s Governing Instruments and the rules of the NYSE, if applicable, or such other securities exchange on which the shares of Common Stock are listed.
     “Investment Company Act” means the Investment Company Act of 1940, as amended.
     “Losses” has the meaning set forth in Section 8(a) hereof.
     “Management Fee Payment” has the meaning set forth in Section 6(c) hereof.
     “Manager Confidential Information” has meaning set forth in Section 5(b) hereof.
     “Manager Indemnified Party” has the meaning set forth in Section 8(a) hereof.
     “Manager Permitted Disclosure Parties” has the meaning set forth in Section 5(a) hereof.
     “Manager Termination Date” has the meaning set forth in Section 10(c) hereof.
     “Manager Termination Notice” has the meaning set forth in Section 10(c) hereof.
     “NYSE” means the New York Stock Exchange, Inc.

     “Person” means any natural person, corporation, partnership, association, limited liability company, estate, trust, joint venture, any federal, state, county or municipal government or any bureau, department or agency thereof or any other legal entity and any fiduciary acting in such capacity on behalf of the foregoing.
     “Plan of Liquidation” has the meaning set forth in the Recitals hereto.
     “REIT” means a “real estate investment trust” as defined under the Code.
     “Release” has the meaning set forth in Section 16(d) hereof and a copy of which is attached hereto as Exhibit C.
     “SEC” means the United States Securities and Exchange Commission.
     “Second Adjustment Date” has the meaning set forth in Section 6(a)(iii) hereof.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Subsidiary” means any subsidiary of the Company and any partnership, the general partner of which is the Company or any subsidiary of the Company, and any limited liability company, the managing member of which is the Company or any subsidiary of the Company.
     “Termination Agreement” has the meaning set forth in Section 16(c) hereof and a copy of which is attached hereto as Exhibit B.
          (b) As used herein, accounting terms relating to the Company and its Subsidiaries, if any, not defined in Section 1(a) and accounting terms partly defined in Section 1(a), to the extent not defined, shall have the respective meanings given to them under GAAP.
          (c) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified.
          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The words include, includes and including shall be deemed to be followed by the phrase “without limitation.”
     Section 2. Appointment and Duties of the Manager.
          (a) The Company hereby appoints the Manager to manage the investments and day-to-day operations of the Company and its Subsidiaries, including implementation of the Plan of Liquidation, subject at all times to the further terms and conditions set forth in this Agreement and to the supervision and direction of, and such further limitations or parameters as may be imposed from time to time by, the Board of Directors. The Manager hereby agrees to use its commercially reasonable efforts to perform each of the duties set forth herein, provided that funds are made available by the Company for such purposes as set forth in Section 7 hereof. In performing its duties hereunder, the Manager also herby agrees to use its commercially reasonable efforts to comply, and to cause the personnel providing services to the Company to comply, with the Conflicts of Interest Policy. The appointment of the Manager shall be exclusive to the Manager, except to the extent that the Manager elects, in its sole and absolute discretion, in accordance with the terms of this Agreement, to cause the duties of the Manager as set forth herein to be provided by third parties.
          (b) The Manager, in its capacity as manager of the investments and the day-to-day operations of the Company, including implementation of the Plan of Liquidation, at all times will be subject to the supervision and direction of the Board of Directors and will have only such functions and authority as the Board of Directors may delegate to it, including the functions and authority identified herein and delegated to the Manager hereby. The Manager will be responsible for the day-to-day operations of the Company, including in connection with implementing the Plan of Liquidation, and will perform (or cause to be performed) such services and activities relating thereto as may be appropriate:
     (i) serving as the Company’s consultant with respect to the periodic review of the Company’s portfolio and operations (including the Conflicts of Interest Policy, any modifications to which shall be approved by a majority of the Independent Directors) and other policies and recommendations with respect thereto for approval by the Board of Directors;
     (ii) making available to the Company the Manager’s knowledge and experience with respect to mortgage loans, real estate, real estate securities, other real estate-related assets and non-real estate related assets and real estate operating companies in the healthcare industry and otherwise;
     (iii) serving as the Company’s consultant with respect to monitoring and disposition of the Company’s investments with a view to assisting the Company in its objective of maintaining the value of such investments while such investments are held by the Company and maximizing the proceeds of any sales of such investments at the time of their sale;
     (iv) serving as the Company’s consultant with respect to, and making recommendations to the Company in connection with, all other decisions relating to implementation of the Plan of Liquidation with a view to assisting the Company in its objective of maximizing the value to shareholders from implementation of the Plan of Liquidation;
     (v) with respect to any prospective sale, exchange or other disposition of any investment by the Company, conducting negotiations on behalf of the Company with real estate brokers, purchasers and their respective agents, representatives and investment bankers and owners of privately and publicly held real estate companies;
     (vi) providing the Company with portfolio management, asset servicing and loan servicing, including enforcing rights, exercising remedies, granting consents, and taking other actions on behalf of the Company in respect of the Company’s investments;

     (vii) conducting periodic on-site visits to properties to inspect the physical condition of the properties and to evaluate the performance of a tenant or operator of its duties;
     (viii) reviewing, analyzing and commenting upon the operating budgets, capital budgets and leasing plans of properties;
     (ix) engaging and supervising, on behalf of the Company and at the Company’s expense, independent contractors that provide real estate, investment banking, mortgage brokerage, securities brokerage, appraisal, engineering, environmental, seismic, insurance, legal, accounting, transfer agent, registrar, leasing, master servicing, special servicing, due diligence and such other services as may be required relating to the Company’s operations or investments;
     (x) coordinating and managing operations of any joint venture or co-investment interests held by the Company and conducting all matters with the joint venture or co-investment partners;
     (xi) providing executive and administrative personnel, office space and office services required in rendering services to the Company;
     (xii) performing and supervising the performance of administrative functions necessary in the management of the Company as may be agreed upon by the Manager and the Board of Directors, including the services in respect of any of the Company’s incentive plans, the collection of revenues and the payment of the Company’s debts and obligations and maintenance of appropriate information technology services to perform such administrative functions;
     (xiii) communicating on behalf of the Company with the holders of any equity or debt securities of the Company as required to satisfy any reporting and other requirements of any governmental bodies or agencies or trading exchanges or markets and to maintain effective relations with such holders;
     (xiv) counseling the Company in connection with policy decisions to be made by the Board of Directors;
     (xv) counseling the Company regarding the maintenance of its qualification as a REIT and monitoring compliance with the various REIT qualification tests and other rules set out in the Code and Treasury Regulations promulgated thereunder;
     (xvi) counseling the Company regarding the maintenance of its exemption from status as an investment company under the Investment Company Act and monitoring compliance with the requirements for maintaining such exemption;
     (xvii) furnishing reports and statistical and economic research to the Company regarding the activities and services performed for the Company or its Subsidiaries, if any, by the Manager;

     (xviii) monitoring the operating performance of the Company’s investments and providing periodic reports with respect thereto to the Board of Directors, including comparative information with respect to such operating performance and budgeted or projected operating results;
     (xix) investing and re-investing any monies and securities of the Company (including in short-term investments, payment of fees, costs and expenses, or payments of dividends or distributions to stockholders and partners of the Company) and advising the Company as to its capital structure;
     (xx) causing the Company to retain qualified accountants and legal counsel, as applicable, to (i) assist in developing and maintaining appropriate accounting procedures, compliance procedures and testing systems with respect to financial reporting obligations and compliance with the provisions of the Code applicable to REITs and, if applicable, taxable REIT subsidiaries and (ii) conduct quarterly compliance reviews with respect thereto;
     (xxi) causing the Company to qualify to do business in all jurisdictions in which such qualification is required and to obtain and maintain all appropriate licenses;
     (xxii) assisting the Company in complying with all regulatory requirements applicable to the Company in respect of its business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Exchange Act and the Securities Act or by the NYSE;
     (xxiii) taking all necessary actions to enable the Company and its Subsidiaries to make required tax filings and reports, including soliciting stockholders for required information to the extent necessary under the Code and Treasury Regulations applicable to REITs;
     (xxiv) handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which the Company may be involved or to which the Company may be subject arising out of the Company’s day-to-day operations, including implementation of the Plan of Liquidation, other than with the Manager or its Affiliates;
     (xxv) using commercially reasonable efforts to cause expenses incurred by or on behalf of the Company to be commercially reasonable or commercially customary and within any budgeted parameters or expense guidelines set by the Board of Directors from time to time;
     (xxvi) performing such other services as may be required from time to time for the management and other activities relating to the assets of the Company as the Board of Directors shall reasonably request or the Manager shall deem appropriate under the particular circumstances; and

     (xxvii) using commercially reasonable efforts to cause the Company to comply with all applicable laws.
          (c) The Manager may retain, for and on behalf, and at the sole cost and expense, of the Company, such services of accountants, legal counsel, appraisers, insurers (including title insurers), surveyors, engineering, environmental and seismic consultants, insurance consultants and brokers, public relations and marketing consultants, information technology consultants, investment relations advisers, securities brokers, mortgage brokers, transfer agents, registrars, financial printers, developers, investment banks, financial advisors, internal audit service providers, banks and other lenders, consultants, agents, contractors, vendors, advisors and others as the Manager deems necessary or advisable in connection with the management and operations of the Company. In performing its duties under this Section 2, the Manager shall be entitled to rely reasonably on qualified experts and professionals (including accountants, legal counsel and other professional service providers) hired by the Manager at the Company’s sole cost and expense. The Manager shall use commercially reasonable efforts to cause expenses incurred by or on behalf of the Company to be commercially reasonable or commercially customary and within any budgeted parameters or expense guidelines set by the Board of Directors from time to time.
          (d) The Manager shall refrain from any action that, in its sole judgment made in good faith, (i) would adversely affect the qualification of the Company as a REIT under the Code or the Company’s status as an entity exempted from investment company status under the Investment Company Act, or (ii) would violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Company or of any exchange on which the securities of the Company may be listed or that would otherwise not be permitted by the Company’s Governing Instruments. If the Manager is ordered to take any action by the Board of Directors, the Manager shall promptly notify the Board of Directors if it is the Manager’s judgment that such action would adversely affect such status or violate any such law, rule or regulation or the Governing Instruments. Notwithstanding the foregoing, the Manager, its directors, officers, stockholders and employees shall not be liable to the Company, the Board of Directors, or the Company’s stockholders for any act or omission by the Manager, its directors, officers, stockholders or employees except as provided in Section 8 of this Agreement.
          (e) The Company (including the Board of Directors) agrees to take all actions reasonably required to permit and enable the Manager to carry out its duties and obligations under this Agreement, including all steps reasonably necessary to allow the Manager to file any filing required to be made under the Securities Act, Exchange Act, NYSE, Code or other applicable law, rule or regulation on behalf of the Company in a timely manner. The Company further agrees to use commercially reasonable efforts to make available to the Manager all resources, information and materials reasonably requested by the Manager to enable the Manager to satisfy its obligations hereunder, including its obligations to deliver financial statements and any other information or reports with respect to the Company. If the Manager is not able to provide a service, or in the reasonable judgment of the Manager it is not prudent to provide a service, without the approval of the Board of Directors, as applicable, then the Manager shall be excused from providing such service (and shall not be in breach of this Agreement) until the applicable approval has been obtained.

          (f) Reporting Requirements. (i) As frequently as the Manager may deem reasonably necessary or advisable, or at the direction of the Board of Directors, the Manager shall prepare, or, at the sole cost and expense of the Company, cause to be prepared, with respect to any investment, reports and other information with respect to such investment as may be reasonably requested by the Company.
     (ii) The Manager shall prepare, or, at the sole cost and expense of the Company, cause to be prepared, all reports, financial or otherwise, with respect to the Company reasonably required by the Board of Directors in order for the Company to comply with its Governing Instruments, or any other materials required to be filed with any governmental body or agency, and shall prepare, or, at the sole cost and expense of the Company, cause to be prepared, all materials and data necessary to complete such reports and other materials, including, if required under the Securities Exchange Act, NYSE rules, the Code or other applicable law, rule or regulation or if otherwise requested by the Board of Directors, an annual audit of the Company’s books of account by a nationally recognized independent accounting firm.
     (iii) The Manager shall prepare, or, at the sole cost and expense of the Company, cause to be prepared, regular reports for the Board of Directors to enable the Board of Directors to review the Company’s investments, portfolio composition and characteristics, credit quality, performance and compliance with the Conflicts of Interest Policy and other policies approved by the Board of Directors.
          (g) Directors, officers, employees and agents of the Manager or Affiliates of the Manager may serve as directors, officers, agents, nominees or signatories for the Company, to the extent permitted by their Governing Instruments, as from time to time amended, or by any resolutions duly adopted by the Board of Directors pursuant to the Company’s Governing Instruments. When executing documents or otherwise acting in such capacities for the Company, such Persons shall indicate in what capacity they are executing on behalf of the Company. Without limiting the foregoing, the Manager will provide the Company with a management team, including a Chief Executive Officer, Chief Financial Officer and Chief Investment Officer or similar positions, along with appropriate support personnel to provide the management services to be provided by the Manager to the Company hereunder, who shall devote such of their time to the management of the Company as necessary and appropriate, commensurate with the level of activity of the Company from time to time.
          (h) The Manager shall provide personnel for service on an investment or similar type of committee.
          (i) The Manager shall maintain reasonable and customary “errors and omissions” insurance coverage and other customary insurance coverage.
          (j) The Manager shall provide such internal audit, compliance and control services as may be required for the Company to comply with applicable law (including, if applicable, the Securities Act and Exchange Act), regulation (including, if applicable, SEC regulations) and, if applicable, the rules and requirements of the NYSE and as otherwise reasonably requested by the Company or its Board of Directors from time to time.

          (k) The Manager acknowledges receipt of the Company’s Code of Business Conduct and Ethics, Policy on Insider Trading and Communications Policy (collectively, the “Conduct Policies”) and agrees to require its employees who provide services to the Company to comply with such Conduct Policies in the performance of such services hereunder or such comparable policies as shall in substance hold employees of the Manager to at least the standards of conduct set forth in the Conduct Policies.
     Section 3. Additional Activities of the Manager. Except as provided in the last sentence of this Section 3 and the Conflicts of Interest Policy, nothing in this Agreement shall (i) prevent the Manager or any of its Affiliates, officers, directors or employees, from engaging in other businesses or from rendering services of any kind to any other Person or entity, whether or not the investment objectives or policies of any such other Person or entity are similar to those of the Company or (ii) in any way bind or restrict the Manager or any of its Affiliates, officers, directors or employees from buying, selling or trading any securities or commodities for their own accounts or for the account of others for whom the Manager or any of its Affiliates, officers, directors or employees may be acting. While information and recommendations supplied to the Company shall, in the Manager’s reasonable and good faith judgment, be appropriate under the circumstances and in light of the objectives and policies of the Company, they may be different from the information and recommendations supplied by the Manager or any Affiliate of the Manager to others. The Company shall be entitled to equitable treatment under the circumstances in receiving information, recommendations and any other services, but the Company recognizes that it is not entitled to receive preferential treatment as compared with the treatment given by the Manager or any Affiliate of the Manager to others. The Company shall have the benefit of the Manager’s best judgment and effort in rendering services hereunder and, in furtherance of the foregoing, the Manager shall not undertake activities that, in its good faith judgment, will adversely affect the performance of its obligations under this Agreement.
     Section 4. Bank Accounts. At the direction of the Board of Directors, the Manager may establish and maintain one or more bank accounts in the name of the Company or any Subsidiary, and may collect and deposit into any such account or accounts, and disburse funds from any such account or accounts, under such terms and conditions as the Board of Directors may approve; and the Manager shall from time to time render appropriate accountings of such collections and payments to the Board of Directors and, upon request, to the auditors of the Company or any Subsidiary.
     Section 5. Records; Confidentiality.
          (a) The Manager shall maintain appropriate books of accounts and records relating to services performed hereunder, and such books of account and records shall be accessible for inspection by representatives of the Company or any Subsidiary at any time during normal business hours. The Manager shall keep confidential any and all non-public information, written or oral, obtained by it in connection with the services rendered hereunder (“Confidential Information”) and shall not use Confidential Information except in furtherance of its duties under this Agreement or disclose Confidential Information, in whole or in part, to any Person other than (i) to its Affiliates, officers, directors, employees, agents, representatives or advisors who need to know such Confidential Information for the purpose of rendering services hereunder, (ii) to appraisers, financing sources, advisors and others in the ordinary course of the Company’s business, (iii) to any potential purchaser of one or more of the Existing Investments that executes a Confidentiality Agreement acceptable to the Company ((i), (ii) and (iii) collectively, “Manager Permitted Disclosure Parties”), (iv) in connection with any governmental or regulatory filings of the Company or disclosure or presentations to Company investors, (v) to governmental officials having jurisdiction over the Company, (vi) as requested by law or legal process to which the Manager or any Person to whom disclosure is permitted hereunder is a party, or (vii) with the consent of the Company. The Manager agrees to inform each of its Manager Permitted Disclosure Parties of the non-public nature of the Confidential Information and to direct such Persons to treat such Confidential Information in accordance with the terms hereof. Nothing herein shall prevent the Manager from disclosing Confidential Information (i) upon the order of any court or administrative agency, (ii) upon the request or demand of any regulatory agency or authority, or pursuant to any applicable law or regulation, (iii) to the extent reasonably required in connection with the exercise of any remedy hereunder, or (iv) to its legal counsel or independent auditors; provided, however that with respect to clauses (i) and (ii), it is agreed that the Manager will provide the Company with prompt written notice of such order, request or demand so that the Company may seek an appropriate protective order and/or waive the Manager’s compliance with the provisions of this Agreement. If, failing the entry of a protective order or the receipt of a waiver hereunder, the Manager is, in the opinion of counsel, required to disclose Confidential Information, the Manager may disclose only that portion of such information that its counsel advises is legally required without liability hereunder; provided, that the Manager agrees to exercise its best efforts to obtain reliable assurance that confidential treatment will be accorded such information. Notwithstanding anything herein to the contrary, each of the following shall be deemed to be excluded from provisions hereof: any Confidential Information that (A) is available to the public from a source other than the Manager, (B) is released in writing by the Company to the public or to persons who are not under similar obligation of confidentiality to the Company, or (C) is obtained by the Manager from a third-party without breach by such third-party of an obligation of confidence with respect to the Confidential Information disclosed.
          (b) The Company shall keep confidential any and all non-public information regarding the Manager, written or oral, obtained by it in connection with its relationship with the Manager (the “Manager Confidential Information”) and shall not use such Manager Confidential Information except in furtherance of the terms of this Agreement or disclose such Manager Confidential Information, in whole or in part, to any Person other than (i) to its Affiliates, officers, directors, agents, representatives or advisors who need to know such Manager Confidential Information (collectively, “Company Permitted Disclosure Parties”), (ii) as requested by law or legal process to which the Company or any Person to whom disclosure is permitted hereunder is a party, or (iii) with the consent of the Manager. The Company agrees to (i) inform each of its Company Permitted Disclosure Parties of the non-public nature of the Manager Confidential Information and to direct such Persons to treat such Manager Confidential Information in accordance with the terms hereof and (ii) not disclose any Manager Confidential Information to its Company Permitted Disclosure Parties after the termination or expiration of this Agreement in accordance with Section 10. Nothing herein shall prevent the Company from disclosing Manager Confidential Information (i) upon the order of any court or administrative agency, (ii) upon the request or demand of any regulatory agency or authority, or pursuant to any applicable law or regulation, (iii) to the extent reasonably required in connection with the exercise of any remedy hereunder, or (iv) to its legal counsel or independent auditors; provided, however that with respect to clauses (i) and (ii), it is agreed that the Company will provide the Manager with prompt written notice of such order, request or demand so that the Manager may seek an appropriate protective order and/or waive the Company’s compliance with the provisions of this Agreement. If, failing the entry of a protective order or the receipt of a waiver hereunder, the Company is, in the opinion of counsel, required to disclose Manager Confidential Information, the Company may disclose only that portion of such information that its counsel advises is legally required without liability hereunder; provided, that the Company agrees to exercise its best efforts to obtain reliable assurance that confidential treatment will be accorded such information. Notwithstanding anything herein to the contrary, each of the following shall be deemed to be excluded from provisions hereof: any Manager Confidential Information that (A) is available to the public from a source other than the Company, (B) is released in writing by the Manager to the public or to persons who are not under similar obligation of confidentiality to the Manager, or (C) is obtained by the Company from a third-party without breach by such third-party of an obligation of confidence with respect to the Manager Confidential Information disclosed. For the avoidance of doubt, information about the systems, employees, policies, procedures and investment portfolio (other than investments in which the Company and Manager have co-invested) of the Manager shall be deemed to be included within the meaning of “Manager Confidential Information” for purposes of the Company’s obligations pursuant to this Section 5(b).
     (c) The provisions of this Section 5 shall survive the expiration or earlier termination of this Agreement for a period of one year.
     Section 6. Compensation.
          (a) Base Management Fee. For the services rendered under this Agreement, from the Effective Date until the expiration or earlier termination of this Agreement in accordance with terms hereof, the Company shall pay to the Manager a monthly fee (the “Base Management Fee”) equal to:
     (i) for the month of January 2010, the “Base Management Fee” as defined in and in effect under the Original Management Agreement as amended by the First Amendment;
     (ii) $125,000 from February 1, 2010 until the earlier of (x) June 30, 2010 and (y) consummation of the disposition of four of the Existing Investments (such earlier date, the “First Adjustment Date”);
     (iii) $100,000 (the “Adjusted Amount”) from the First Adjustment Date until the earlier of (x) December 31, 2010 and (y) consummation of the disposition of five of the Existing Investments (such earlier date, the “Second Adjustment Date”); and
     (iv) $75,000 (the “Further Adjusted Amount”) from the Second Adjustment Date until the effective date of expiration or earlier termination of this Agreement by either of the Company or the Manager in accordance with terms hereof;
provided, however, that notwithstanding the foregoing, the Base Management Fee shall remain at $125,000 per month until the later of: (A) ninety (90) days after the filing by the Company of a

Form 15 with the SEC; and (B) the date that the Company is no longer subject to the reporting requirements of the Securities Exchange Act of 1934. In addition, notwithstanding anything to the contrary contained herein, if at anytime during the term of this Agreement, the Company again becomes subject to the reporting requirements under the Securities Exchange Act of 1934, the Base Management Fee shall be adjusted back to $125,000 per month effective as of the time that such reporting requirements become applicable until such time as such reporting requirements are no longer applicable.
          (b) The parties acknowledge that the Base Management Fee is intended to compensate the Manager for the costs and expenses of its executive officers and employees (and certain related overhead not otherwise reimbursable under Section 7 below) incurred in providing to the Company the advisory and management services rendered under this Agreement.
          (c) The Base Management Fee shall be payable in arrears, in cash, in monthly installments. To the extent that the amount of the Base Management Fee changes at any time during a calendar month in accordance with Section 6(a), each applicable amount of the Base Management Fee in effect during such month shall be pro-rated based on the number of days during such month that such amount was in effect. The Manager shall calculate each installment of Base Management Fee, and deliver such calculation to the Board of Directors, within fifteen (15) Business Days following the last day of each calendar month. The Company shall pay the Manager each installment of the Base Management Fee (each, a “Management Fee Payment”) within five (5) Business Days after the date of delivery to the Board of Directors of such computations.
          (d) Incentive Fee. The Company shall pay the Manager an incentive fee of $1,500,000 if (i) at any time prior to December 31, 2011, the aggregate cash dividends paid to the Company’s stockholders since the Effective Date equal or exceed $9.25 per share or (ii) as of December 31, 2011, the sum of (x) the aggregate cash dividends paid to the Company’s stockholders since the Effective Date and (y) the Company’s cash and cash equivalents on hand (after taking into account reasonably foreseeable cash flows and expenses and other obligations of the Company, including the incentive fee (collectively, the “Aggregate Distributable Cash”) equals or exceeds $9.25 per share. In the event that the Aggregate Distributable Cash would equal or exceed $9.25 per share but for the impact of payment of a $1,500,000 incentive fee, then the Company shall pay the Manager an incentive fee in such lesser amount as allows the Aggregate Distributable Cash to equal $9.25 per share. The term “Incentive Fee” shall mean any incentive fee payable pursuant to this Section 6(d). The Manager shall calculate the Incentive Fee, if any, and deliver such calculation to the Board of Directors, within fifteen (15) Business Days following the earlier of (i) the date on which the Manager reasonably believes it is entitled to the Incentive Fee and (ii) December 31, 2011. The Company shall pay the Manager the Incentive Fee, if any, within five (5) Business Days after the date of delivery to the Board of Directors of such computation.
          (e) Effect of Termination on Incentive Fee. The provisions of Section 6(d) shall survive any expiration or earlier termination of this Agreement; provided however, that, notwithstanding anything herein to the contrary, (i) if this Agreement is terminated by the Manager pursuant to Section 10(c) prior to December 31, 2011, the Manager shall not be entitled to any Incentive Fee unless the sum of (x) the aggregate cash dividends paid to the Company’s stockholders between the Effective Date and 90 days following the Manager Termination Date and (y) the Company’s cash and cash equivalents on hand as of the date that is 90 days following the Manager Termination Date (after taking into account reasonably foreseeable cash flows and expenses and other obligations of the Company including the Incentive Fee) equals or exceeds $9.25 per share, (ii) if this Agreement is terminated by the Company pursuant to Section 12(a) or automatically terminates pursuant to Section 11(a), no Incentive Fee shall be payable to the Manager and the provisions of Section 6(d) shall be of no force or effect, (iii) if this Agreement is terminated by the Company pursuant to Section 10(b) or by the Manager pursuant to Section 12(b) or if this Agreement expires, the provisions of Section 6(d) shall continue in effect following such termination or expiration in accordance with their terms.
     Section 7. Expenses of the Company.
          (a) The Manager shall be responsible for employment expenses of the Manager’s employees (including the officers and directors of the Company who are also employees of the Manager), including salaries, bonus and other wages, payroll taxes and the cost of employee benefit plans of such personnel under the Manager’s (or its Affiliates) employee benefit plans.
          (b) The Company shall pay all of its costs and expenses and shall reimburse the Manager or its Affiliates for expenses of the Manager and its Affiliates incurred on behalf of the Company, including in connection with implementation of the Plan of Liquidation, excepting only those expenses that are specifically the responsibility of the Manager pursuant to Section 7(a) of this Agreement. Without limiting the generality of the foregoing, it is specifically agreed that the following costs and expenses of the Company or any Subsidiary shall be paid by the Company and shall not be paid by the Manager or Affiliates of the Manager:
     (i) all costs and expenses associated with being a public company, including filings with the SEC and the NYSE (and any other exchange or over-the-counter market);
     (ii) all costs and expenses in connection with the disposition, development, protection, maintenance, financing, administration and ownership of the Company’s or any Subsidiary’s investment assets, including costs and expenses incurred in contracting with third parties, including Affiliates of the Manager, to provide such services, such as legal fees, accounting fees, consulting fees, trustee fees, appraisal fees, insurance premiums, commitment fees, brokerage fees, guaranty fees, ad valorem taxes, costs of foreclosure, maintenance, repair and improvement of property and premiums for insurance on property owned or leased by the Company or any Subsidiary;
     (iii) all legal, audit, accounting, consulting, underwriting, brokerage, listing, filing, custodian, transfer agent, rating agency, registration and other fees and charges, printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of the Company’s or any Subsidiary’s equity securities or debt securities;

     (iv) all costs and expenses in connection with legal, accounting, due diligence, asset management, securitization, property management, leasing tasks and other services that outside professionals or outside consultants perform on behalf of the Company;
     (v) all expenses relating to communications to holders of equity securities or debt securities issued by the Company or any Subsidiary and the other third party services utilized in maintaining relations with holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies (including the SEC) if applicable, including any costs of computer services in connection with this function, the cost of printing and mailing certificates for such securities and proxy solicitation materials and reports to holders of the Company’s or any Subsidiary’s securities and the cost of any reports to third parties required under any indenture to which the Company or any Subsidiary is a party;
     (vi) all costs and expenses of money borrowed by the Company or its Subsidiaries, if any, including principal, interest and the costs associated with the establishment and maintenance of any credit facilities, warehouse loans, repurchase facilities and other indebtedness of the Company and its Subsidiaries, if any (including commitment fees, legal fees, closing and other costs);
     (vii) all taxes and license fees applicable to the Company or any Subsidiary, including interest and penalties thereon;
     (viii) all fees paid to and expenses of third-party advisors and independent contractors, consultants, managers and other agents engaged by the Company or any Subsidiary or by the Manager for the account of the Company or any Subsidiary;
     (ix) all insurance costs incurred by the Company or any Subsidiary, including any costs to obtain liability or other insurance to indemnify the Manager and underwriters of any securities of the Company;
     (x) all costs and expenses relating to the acquisition of, and maintenance and upgrades to, the Company’s portfolio accounting systems;
     (xi) all compensation and fees paid to directors of the Company or any Subsidiary (excluding those directors who are also officers or employees of the Manager), all expenses of directors of the Company or any Subsidiary (including those directors who are also employees of the Manager), the cost of directors and officers liability insurance and premiums for errors and omissions insurance, and any other insurance deemed necessary or advisable by the Board of Directors for the benefit of the Company and its directors and officers (including those directors who are also employees of the Manager);
     (xii) all third-party legal, accounting and auditing fees and expenses and other similar services relating to the Company’s or any Subsidiary’s operations (including all quarterly and annual audit or tax fees and expenses);

     (xiii) all third-party legal, expert and other fees and expenses relating to any actions, proceedings, lawsuits, demands, causes of action and claims, whether actual or threatened, made by or against the Company, or which the Company is authorized or obligated to pay under applicable law or its Governing Instruments or by the Board of Directors;
     (xiv) subject to Section 8 below, any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise) against the Company or any Subsidiary, or against any director or officer of the Company or any Subsidiary in his capacity as such for which the Company or any Subsidiary is required to indemnify such director or officer by any court or governmental agency, or settlement of pending or threatened proceedings;
     (xv) all travel and related expenses of the Company’s directors and officers and the Manager’s employees incurred in connection with attending meetings of the Board of Directors or holders of securities of the Company or any Subsidiary or performing other business activities that relate to the Company or any Subsidiary, including travel and expenses incurred in connection with the sale or other disposition of any investment of the Company; provided, however, that the Company shall only be responsible for a proportionate share of such expenses, as determined by the Manager in good faith, where such expenses were not incurred solely for the benefit of the Company;
     (xvi) all expenses of organizing, modifying or dissolving the Company or any Subsidiary and costs preparatory to entering into a business or activity, or of winding up or disposing of a business activity of the Company or its Subsidiaries, if any;
     (xvii) all expenses relating to payments of dividends or interest or distributions in cash or any other form made or caused to be made by the Board of Directors to or on account of holders of the securities of the Company or any Subsidiary, including in connection with any dividend reinvestment plan;
     (xviii) all costs and expenses related to the design and maintenance of the Company’s web site or sites and associated with any computer software, hardware or information technology services that is used primarily for the Company;
     (xix) costs and expenses incurred with respect to market information systems and publications, research publications and materials, and settlement, clearing and custodial fees and expenses; provided, however, that the Company shall only be responsible for a proportionate share of such expenses, as determined by the Manager in good faith, where such expenses were not incurred solely for the benefit of the Company;
     (xx) all expenses incurred on behalf of the Company in connection with servicing problem or delinquent loans, or special servicing;
     (xxi) the costs and expenses incurred with respect to administering the Company’s incentive plans;

     (xxii) all other expenses actually incurred by the Manager or its Affiliates or their respective officers, employees, representatives or agents, or any Affiliates thereof, which are reasonably necessary for the performance by the Manager of its duties and functions under this Agreement (including any fees or expenses relating to the Company’s compliance with all governmental and regulatory matters);
     (xxiii) rent (including disaster recovery facilities costs and expenses), telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of the Manager and its Affiliates required for the Company’s operations; provided, however, that the Company shall only be responsible for a proportionate share of such expenses, as determined by the Manager in good faith, where such expenses were not incurred solely for the benefit of the Company; and
     (xxiv) all other expenses of the Company or any Subsidiary relating to the Company’s operations, including the costs and expenses of owning, protecting, maintaining, developing and disposing of investments, that are not the responsibility of the Manager under Section 8(a) of this Agreement.
          (c) Costs and expenses incurred by the Manager on behalf of the Company shall be reimbursed monthly to the Manager. The Manager shall prepare a written statement in reasonable detail documenting the costs and expenses of the Company and those incurred by the Manager on behalf of the Company during each month, and shall deliver such written statement to the Company within thirty (30) days after the end of each month. The Company shall pay all amounts payable to the Manager pursuant to this Section 7(c) within ten (10) days after the receipt of the written statement without demand, deduction, offset or delay. Cost and expense reimbursement to the Manager shall be subject to adjustment at the end of each calendar year in connection with the annual audit of the Company, if any. The Independent Directors shall, on an annual basis, review and approve the allocation of shared expenses between the Company and the Manager. The provisions of this Section 7 shall survive the expiration or earlier termination of this Agreement to the extent such expenses have previously been incurred or are incurred in connection with such expiration or termination.
     Section 8. Limits of the Manager’s Responsibility.
          (a) The Manager assumes no responsibility under this Agreement other than to render the services called for hereunder in good faith and shall not be responsible for any action of the Board of Directors in following or declining to follow any advice or recommendations of the Manager, including as set forth in the Conflicts of Interest Policy. The Manager and its Affiliates, and the directors, officers, employees and stockholders of the Manager and its Affiliates, will not be liable to the Company, any Subsidiary of the Company, the Board of Directors, or the Company’s stockholders for any acts or omissions by the Manager, its officers, employees or its Affiliates, performed in accordance with and pursuant to this Agreement or the Original Management Agreement, except by reason of acts constituting bad faith, willful misconduct, gross negligence or reckless disregard of their respective duties under this Agreement. The Company shall, to the full extent lawful, reimburse, indemnify and hold harmless the Manager, its Affiliates, and the directors, officers, employees and stockholders of the Manager and its Affiliates (each, a “Manager Indemnified Party”), of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including reasonable attorneys’ fees) (collectively “Losses”), in respect of or arising from any acts or omissions of such Manager Indemnified Party performed in good faith under this Agreement or the Original Management Agreement and, in respect of any such Manager Indemnified Party, not constituting bad faith, willful misconduct, gross negligence or reckless disregard of duties of such Manager Indemnified Party under this Agreement or the Original Management Agreement.
          (b) The Manager shall, to the full extent lawful, reimburse, indemnify and hold harmless the Company, and the directors, officers and stockholders of the Company and each Person, if any, controlling the Company (each, a “Company Indemnified Party”; a Manager Indemnified Party and a Company Indemnified Party are each sometimes hereinafter referred to as an “Indemnified Party”) of and from any and all Losses in respect of or arising from (i) any acts or omissions of the Manager constituting bad faith, willful misconduct, gross negligence or reckless disregard of duties of the Manager under this Agreement or the Original Management Agreement or (ii) any claims by the Manager’s employees relating to the terms and conditions of their employment by the Manager.
          (c) In case any such claim, suit, action or proceeding (a “Claim”) is brought against any Indemnified Party in respect of which indemnification may be sought by such Indemnified Party pursuant hereto, the Indemnified Party shall give prompt written notice thereof to the indemnifying party, which notice shall include all documents and information in the possession of or under the control of such Indemnified Party reasonably necessary for the evaluation and/or defense of such Claim and shall specifically state that indemnification for such Claim is being sought under this Section; provided, however, that the failure of the Indemnified Party to so notify the indemnifying party shall not limit or affect such Indemnified Party’s rights to be indemnified pursuant to this Section except to the extent the indemnifying party’s defense of such Claim is actually prejudiced thereby. Upon receipt of such notice of Claim (together with such documents and information from such Indemnified Party), the indemnifying party shall, at its sole cost and expense, in good faith defend any such Claim with counsel reasonably satisfactory to such Indemnified Party, which counsel may, without limiting the rights of such Indemnified Party pursuant to the next succeeding sentence of this Section, also represent the indemnifying party in such investigation, action or proceeding. In the alternative, such Indemnified Party may elect to conduct the defense of the Claim, if (i) such Indemnified Party reasonably determines that the conduct of its defense by the indemnifying party could be materially prejudicial to its interests, (ii) the indemnifying party refuses to defend (or fails to give written notice to the Indemnified Party within ten (10) days of receipt of a notice of Claim that the indemnifying party assumes such defense), or (iii) the indemnifying party shall have failed, in such Indemnified Party’s reasonable judgment, to defend the Claim in good faith. The indemnifying party may settle any Claim against such Indemnified Party without such Indemnified Party’s consent, provided (i) such settlement is without any Losses whatsoever to such Indemnified Party, (ii) the settlement does not include or require any admission of liability or culpability by such Indemnified Party and (iii) the indemnifying party obtains an effective written release of liability for such Indemnified Party from the party to the Claim with whom such settlement is being made, which release must be reasonably acceptable to such Indemnified Party, and a dismissal with prejudice with respect to all claims made by the party against such Indemnified Party in connection with such Claim. The applicable Indemnified Party shall reasonably cooperate with the indemnifying party, at the indemnifying party’s sole cost and expense, in connection with the defense or settlement of any Claim in accordance with the terms hereof. If such Indemnified Party is entitled pursuant to this Section to elect to defend such Claim by counsel of its own choosing and so elects, then the indemnifying party shall be responsible for any good faith settlement of such Claim entered into by such Indemnified Party. Except as provided in the immediately preceding sentence, no Indemnified Party may pay or settle any Claim and seek reimbursement therefor under this Section.
          (d) The provisions of this Section 8 shall survive the expiration or earlier termination of this Agreement.
     Section 9. No Joint Venture. The Company and the Manager are not partners or joint venturers with each other and nothing herein shall be construed to make them such partners or joint venturers or impose any liability as such on either of them.
     Section 10. Term; Termination.
          (a) Term. This Agreement shall become effective on the Effective Date and shall continue in operation, unless terminated in accordance with the terms hereof, until December 31, 2011.
          (b) Termination by the Company. Notwithstanding any other provision of this Agreement to the contrary, the Company may upon the vote of at least a majority of the Independent Directors, initiate the termination of this Agreement by providing written notice to the Manager as provided herein at any time (the “Company Termination Notice”). The Company Termination Notice shall set forth the date (the “Company Termination Date”), which date shall not be less than sixty (60) days from the date that the Company delivers the Company Termination Notice to the Manager, on which the Manager shall cease to provide services under this Agreement and this Agreement shall terminate, and be of no further force or effect, except as otherwise expressly set forth in Sections 5, 6, 7, 8, 10, 13, 14, 16 and 17, on the Company Termination Date.
          (c) Termination by the Manager. Notwithstanding any other provision of this Agreement to the contrary, the Manager may initiate the termination of this Agreement by providing written notice to the Company as provided herein at any time (the “Manager Termination Notice”); provided, however, that the Manager may not deliver a Manager Termination Notice prior to December 31, 2010, unless there shall have occurred an Early Termination Event prior to such delivery. The Manager Termination Notice shall set forth the date (the “Manager Termination Date”) on which the Manager shall cease to provide services under this Agreement and this Agreement shall terminate, which date shall be not less than one hundred eighty (180) days from the date that the Manager delivers the Manager Termination Notice to the Company if an Early Termination Event has not occurred prior to delivery thereof and not less than one hundred twenty (120) days from the date that the Manager delivers the Manager Termination Notice to the Company if an Early Termination Event has occurred on or prior to the date of delivery thereof. This Agreement shall terminate, and be of no further force or effect, except as otherwise expressly set forth in Sections 5, 6, 7, 8, 10, 13, 14, 16 and 17, on the Manager Termination Date.

          (d) In the event of expiration or termination of this Agreement pursuant to this Section 10, the parties shall be without any further liability or obligation of each other, except for such liabilities and obligations that survive the expiration or termination of this Agreement as expressly set forth herein. This Section 10 shall survive the expiration or termination of this Agreement.
     Section 11. Assignments.
          (a) This Agreement shall terminate automatically without payment of any unpaid Buyout Payments or Incentive Fee in the event of its assignment, in whole or in part, by the Manager, unless such assignment is consented to in writing by the Company with the consent of a majority of the Independent Directors. Any such permitted assignment shall bind the assignee under this Agreement in the same manner as the Manager is bound. In addition, the assignee shall execute and deliver to the Company a counterpart of this Agreement naming such assignee as the Manager. Notwithstanding the foregoing, the Manager may (i) assign this Agreement to an Affiliate of the Manager that has the requisite industry experience, knowledge and personnel to perform the Manager’s obligations under this Agreement consistent with past practice without the consent of the Company or a majority of the Independent Directors provided that any such proposed Affiliate assignee executes and delivers to the Company a counterpart to this Agreement that binds the assignee in the same manner as the Manager is bound under this Agreement and names such Assignee as the Manager for all purposes hereunder, and (ii) delegate to one or more of its Affiliates the performance of any of its responsibilities hereunder so long as it remains liable for any such Affiliate’s performance. Nothing contained in this Agreement shall preclude any pledge, hypothecation or other transfer of any amounts payable to the Manager under this Agreement.
          (b) The Company shall not assign this Agreement, in whole or in part, unless such assignment is consented to in writing by the Manager. Any such permitted assignment shall bind the assignee under this Agreement in the same manner as the Company is bound. In addition, the assignee shall execute and deliver to the Manager a counterpart of this Agreement.
     Section 12. Termination for Cause.
          (a) Termination of the Manager for Cause. At the option of the Company and at any time during the term of this Agreement, this Agreement shall be and become immediately terminated upon written notice of termination from the Board of Directors to the Manager, without payment of any unpaid Incentive Fee or Buyout Payments, if any of the following events shall occur, which shall be determined by a majority of the Board of Directors (including a majority of the Independent Directors):
     (i) the Manager shall commit any act of fraud, misappropriation of funds, or embezzlement against the Company in its corporate capacity (as distinguished from the acts of any employees of the Manager which are taken without the complicity of the board of directors or executive officers of the Manager) or shall be grossly negligent in the performance of its duties under this Agreement (including such action or inaction by the Manager which materially impairs the Company’s ability to conduct its business, but not including acts of any employees of the Manager which are taken without the knowledge of the Board of Directors or any of the Manager’s executive officers);
     (ii) the Manager shall commit a material breach of any provision of this Agreement (including the failure of the Manager to use commercially reasonable efforts to comply with the Company’s Conflicts of Interest Policy); provided, that such default has continued uncured for a period of sixty (60) days after written notice thereof, which notice shall contain a request that the same be remedied;
     (iii) (A) the Manager shall commence any case, proceeding or other action (1) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (2) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Manager shall make a general assignment for the benefit of its creditors; or (B) there shall be commenced against the Manager any case, proceeding or other action of a nature referred to in clause (A) above which (1) results in the entry of an order for relief or any such adjudication or appointment or (2) remains undismissed, undischarged or unbonded for a period of ninety (90) days; or (C) the Manager shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (A) or (B) above; or (D) the Manager shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;
     (iv) upon the conviction (including a plea of nolo contendere) of the Manager of a felony or the entry of any order or consent decree by any state or federal regulatory agency or authority, or the settlement by the Manager with any such regulatory agency or authority, whether or not such order, consent decree or settlement involves the admission or denial of liability, with respect to or arising out of any regulatory proceeding where the subject matter of the regulatory proceeding involves conduct of the Manager in the course of conducting its business as contemplated by this Agreement;
     (v) upon a Change in Control of the Manager, provided that the Company exercises its right to terminate this Agreement within the ninety (90) days following such Change of Control; or
     (vi) upon the dissolution of the Manager.
If any of the events specified above shall occur, the Manager shall give prompt written notice thereof to the Board of Directors.
          (b) Termination of the Company for Cause. This Agreement may be terminated by the Manager upon written notice of such termination to the Board of Directors in the event that the Company fails to pay any amounts payable to the Manager hereunder within ten (10)

Business Days after the Manager provides written notice of such failure to the Board of Directors.
     Section 13. Action Upon Termination. From and after the effective date of expiration or termination of this Agreement pursuant to Sections 10, 11, or 12 of this Agreement, the Manager shall not be entitled to compensation for further services hereunder, but shall be paid:
          (a) all compensation under Section 6(a) and fees, costs and expenses that are reimbursable under Section 7 of this Agreement, that have accrued to the date of termination (as pro-rated if necessary), which compensation, fees, costs and expenses shall be paid to the Manager no later than the date on which such compensation, fees, costs and expenses would be due in accordance with Section 6(a) and Section 7, but for the expiration or termination of this Agreement;
          (b) Upon any such termination, the Manager shall forthwith:
(1)	after deducting any accrued compensation, reimbursement for its expenses, unpaid Buyout Payments to which it is then entitled and the Incentive Fee to which it is then entitled, pay over to the Company or a Subsidiary all money collected and held for the account of the Company or a Subsidiary pursuant to this Agreement;

(2)	deliver to the Board of Directors a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board of Directors with respect to the Company and any Subsidiaries; and

(3)	deliver to the Board of Directors all property and documents of the Company and any Subsidiaries then in the custody of the Manager.
This Section 13 shall survive the expiration or termination of this Agreement.
     Section 14. Release of Money or Other Property Upon Written Request. The Manager agrees that any money or other property of the Company (which such term, for the purposes of this Section, shall be deemed to include any and all of its Subsidiaries, if any) held by the Manager shall be held by the Manager as custodian for the Company, and the Manager’s records shall be appropriately and clearly marked to reflect the ownership of such money or other property by the Company. Upon the receipt by the Manager of a written request signed by a duly authorized officer of the Company requesting the Manager to release to the Company any money or other property then held by the Manager for the account of the Company under this Agreement, the Manager shall release such money or other property to the Company within a reasonable period of time, but in no event later than ten (10) days following such request. Upon delivery of such money or other property to the Company, the Manager shall not be liable to the Company, the Board of Directors, or the Company’s stockholders or partners for any acts or omissions by the Company in connection with the money or other property released to the Company in accordance with this Section. The Company shall indemnify the Manager, its directors, officers, stockholders, employees and agents against any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever, which arise in connection with the Manager’s release of such money or other property to the Company in accordance with the terms of this Section 14. Indemnification pursuant to this provision shall be in addition to any right of the Manager to indemnification under Section 8 of this Agreement and shall survive the expiration or termination of this Agreement.
     Section 15. Representations and Warranties.
          (a) The Company hereby represents and warrants to the Manager as follows:
     (i) The Company is duly organized, validly existing and in good standing under the laws of Maryland, has the corporate power and authority and the legal right to own and operate its assets, to lease any property it may operate as lessee and to conduct the business in which it is now engaged and is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that could not in the aggregate have a material adverse effect on the business operations, assets or financial condition of the Company and its Subsidiaries, if any, taken as a whole.
     (ii) The Company has the corporate power and authority and the legal right to make, deliver and perform this Agreement and the other agreements attached hereto as Exhibits (collectively, the “Transaction Documents”) and all obligations required hereunder and thereunder and has taken all necessary corporate action to authorize the Transaction Documents on the terms and conditions hereof and thereof and the execution, delivery and performance of the Transaction Documents and all obligations required hereunder. No consent of any other Person, including stockholders and creditors of the Company, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, is required by the Company in connection with the Transaction Documents or the execution, delivery, performance, validity or enforceability of the Transaction Documents and all obligations required hereunder and thereunder except for any filings required under the Exchange Act or the rules of the NYSE. The Transaction Documents have been, and each instrument or document required hereunder will be, executed and delivered by a duly authorized officer of the Company, and the Transaction Documents constitute, and each instrument or document required hereunder and thereunder when executed and delivered hereunder or thereunder will constitute, the legally valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The Company has received the approval of the Independent Directors to enter into the Transaction Documents and consummate the transactions contemplated herein and therein.
     (iii) The execution, delivery and performance of the Transaction Documents and the documents or instruments required hereunder and thereunder will not violate any provision of any existing law or regulation binding on the Company, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Company, or the Governing Instruments of, or any securities issued by the Company or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Company is a party or by which the Company or any of its assets may be bound, the violation of which would have a material adverse effect on the business operations, assets or financial condition of the Company and its Subsidiaries, if any, taken as a whole, and will not result in, or require, the creation or imposition of any lien or any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.
          (b) The Manager hereby represents and warrants to the Company as follows:
     (i) The Manager is duly organized, validly existing and in good standing under the laws of Delaware, has the limited liability company power and authority and the legal right to own and operate its assets, to lease the property it operates as lessee and to conduct the business in which it is now engaged and is duly qualified as a foreign limited liability company and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that could not in the aggregate have a material adverse effect on the business operations, assets or financial condition of the Manager.
     (ii) The Manager has the limited liability company power and authority and the legal right to make, deliver and perform the Transaction Documents and all obligations required hereunder and thereunder and has taken all necessary limited liability company action to authorize the Transaction Documents on the terms and conditions hereof and thereof and the execution, delivery and performance of the Transaction Documents and all obligations required hereunder and thereunder. No consent of any other Person, including members and creditors of the Manager, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, is required by the Manager in connection with the Transaction Documents or the execution, delivery, performance, validity or enforceability of the Transaction Documents and all obligations required hereunder and thereunder. The Transaction Documents have been, and each instrument or document required hereunder will be, executed and delivered by a duly authorized officer of the Manager, and the Transaction Documents constitute, and each instrument or document required hereunder and thereunder when executed and delivered hereunder or thereunder will constitute, the legally valid and binding obligation of the Manager enforceable against the Manager in accordance with its terms.
     (iii) The execution, delivery and performance of the Transaction Documents and the documents or instruments required hereunder and thereunder will not violate any provision of any existing law or regulation binding on the Manager, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Manager, or the Governing Instruments of, or any securities issued by the Manager or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Manager is a party or by which the Manager or any of its assets may be bound, the violation of which would have a material adverse effect on the business operations, assets or financial condition of the Manager, and will not result in, or require, the creation or imposition of any lien or any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.
Section 16. Effective Date; Buyout; Release
          (a) Effective Date. This Agreement shall become effective upon (i) approval of the Plan of Liquidation by the Company’s stockholders as required by, and in accordance with, applicable law and the Company’s Governing Instruments and (ii) the execution by the Company and the Manager of the Release and the Termination Agreement (the date upon which this Agreement becomes effective, the “Effective Date”).
          (b)Early Buyout. The Company agrees to pay the Manager the following amounts (each, a “Buyout Payment”):
     (i) $2,500,000 on the Effective Date;
     (ii) $2,500,000 upon the earlier of: (A) April 1, 2010; and (B) the effective date of termination of this Agreement by the Company pursuant to Section 10(b) or the Manager pursuant to Section 12(b); and
     (iii) $2,500,000 upon the earlier of: (A) June 30, 2011; (B) the effective date of termination of this Agreement by the Company pursuant to Section 10(b) or the Manager pursuant to Section 12(b), and (C) the effective date of termination of this Agreement by the Manager pursuant to, and in accordance with, Section 10(c).
          For greater clarity, no unpaid Buyout Payment shall be payable to the Manager in accordance with this Section 16(b) if prior to the applicable date expressed above this Agreement shall have been terminated pursuant to Section 11 or Section 12(a).
          (c)Termination of the Mortgage Purchase Agreement. In consideration of the Manager’s execution and delivery of this Agreement, (i) the Company agrees to rescind all outstanding put notices under that certain Mortgage Purchase Agreement, dated as of September 30, 2008, between the Company and the Manager (the “Mortgage Purchase Agreement”), and (ii) the Company and the Manager agree to terminate the Mortgage Purchase Agreement effective as of the Effective Date, by executing that certain Termination Agreement attached hereto as Exhibit B (the “Termination Agreement”).
          (d) Mutual Release. In consideration of the execution and delivery this Agreement, each Party shall deliver to the other Party, on or prior to the Effective Date, a release substantially in the form of Exhibit C attached hereto (the “Release”).
          (e) This Section 16 shall survive the expiration or termination of this Agreement.

     Section 17. Miscellaneous.
          (a) Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered against receipt or upon actual receipt of (i) personal delivery, (ii) delivery by reputable overnight courier, (iii) delivery by facsimile transmission with telephonic confirmation or (iv) delivery by registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below (or to such other address as may be hereafter notified by the respective parties hereto in accordance with this Section 17):

The Company:	Care Investment Trust Inc.
c/o CIT Healthcare LLC
505 Fifth Avenue
New York, New York 10017
Attention: Chief Executive Officer
Fax: (800) 576-3021

with a copy to:	McDermott Will & Emery LLP
600 Thirteenth Street, NW
Washington, DC 20005
Attention: Karen A. Dewis, Esq.
Fax: (202) 756-8087

The Manager:	CIT Healthcare LLC
505 Fifth Avenue
New York, New York 10017
Attention: President
Fax: (212) 771-9317

with a copy to:	CIT Healthcare LLC
505 Fifth Avenue
New York, New York 10017
Attention: Chief Counsel, Healthcare
Fax: (212) 771-9520

and

Vedder Price P.C.
222 N. LaSalle Street, Suite 2400
Chicago, Illinois 60601
Attention: Michael A. Nemeroff, Esq.
Fax: (312) 609-5005
          (b) Binding Nature of Agreement; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns as provided herein.

          (c) No Third Party Beneficiaries. This Agreement is not intended to confer upon any person other than the parties any rights or remedies.
          (d) Integration. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.
          (e) Amendments. Neither this Agreement nor any terms hereof may be amended, supplemented, modified or waived except in an instrument in writing executed by the parties hereto, which shall be approved by a majority of the Independent Directors.
          (f) GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR ANY DISTRICT WITHIN SUCH STATE FOR THE PURPOSE OF ANY ACTION OR JUDGMENT RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY AND TO THE LAYING OF VENUE IN SUCH COURT.
          (g) WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.
          (h) Survival of Representations and Warranties. All representations and warranties made hereunder, and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement.
          (i) No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of a party hereto, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          (j) Section Headings. The section and subsection headings in this Agreement are for convenience in reference only and shall not be deemed to alter or affect the interpretation of any provisions hereof.
          (k) Counterparts. This Agreement may be executed by the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
          (l) Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
          (m) This Section 17 shall survive the expiration or termination of this Agreement.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, each of the parties hereto have executed this Amended and Restated Management Agreement as of the date first written above.

CARE INVESTMENT TRUST INC.

By:	/s/ Salvatore (Torey) V. Riso Jr.

Name: Salvatore (Torey) V. Riso Jr.
Title: Chief Executive Officer and President

CIT HEALTHCARE LLC

By:	/s/ Steven N. Warden

Name: Steven N. Warden
Title: President
(Signature Page to Amended & Restated Management Agreement)

Exhibit A
CONFLICTS OF INTEREST POLICY
     Capitalized terms used but not defined herein shall have the meanings ascribed thereto in that certain Amended and Restated Management Agreement, dated as of January 15, 2010, as may be amended from time to time (the “Management Agreement”), by and between Care Investment Trust Inc. (the “Company”) and CIT Healthcare LLC (the “Manager”).
     Special Provisions Relating to Co-Investments and Certain Shared Services:
     1. The Company shall not purchase from, or co-invest (i.e., co-originate or co-purchase from an unaffiliated third party) with, the Manager unless (A) if the co-investment is made on a pari passu basis, the economic terms (exclusive of any administrative fees payable to the Manager as agent) shall be at least as favorable to the Company as to the Manager and (B) if the co-investment results in the Manager and the Company holding Debt Tranches (defined below) of different priorities, the terms of the Company’s Debt Tranche (defined below) comply with the following: (1) if purchased in the secondary market from an unaffiliated third party, the Company’s investment shall be upon such terms as are offered by such third party and (2) if purchased or part of a co-origination with the Manager, (y) the Company’s investment shall, if there is one or more third party participants in the Company’s Debt Tranche, be upon terms no less favorable than the most favored third party participant in the Company’s Debt Tranche and (z) the Company’s investment shall, if there are no other participants in the Company’s Debt Tranche, be upon then current market terms for similar investments purchased in arms length transactions as reasonably determined by the Manager based upon third party bids received or published market data; provided, however, in the event that third party bids or published market data is not available to the Manager, the Company’s investment be approved by a majority of the Independent Directors.
     2. In the event that (i) the Company shall invest in a loan (or portion of a loan) that is secured (directly or indirectly) by the same underlying real estate asset that secures a loan (or tranche or other portion of a loan) of a different priority held by the Manager or (ii) the Manager or the Company holds a preferred equity interest in a real estate asset that (directly or indirectly) secures a loan in which the other party hereto has an interest (each such loan, loan tranche or other loan portion, or preferred equity interest being a “Debt Tranche”), then, if each of the Manager and the Company holds a majority of its respective Debt Tranche, a majority of the Independent Directors may, upon the occurrence of (i) a material default in respect of the Debt Tranche in which the Company holds an interest (the “Company’s Debt Tranche”) or (ii) any request to amend, modify or waive any material term of the Company’s Debt Tranche in order to avoid a pending material default, retain a reputable independent third party special servicer or adviser to advise the Board of Directors with respect to all material rights, remedies, enforcement actions, amendments and requests for waivers or consents in respect of the Company’s Debt Tranche, and the cost of such servicer or adviser shall be deducted from any Base Management Fee payable to the Manager in respect of the Company’s Debt Tranche, provided, however, that such costs shall not exceed the lesser of the special servicer fee and the Base Management Fee allocable to the Equity allocable to such loan.

A-1

     3. The Company shall not invest (i) in any loan secured (directly or indirectly) by a real estate asset in which the Manager has an equity interest (other than preferred equity) or (ii) in any equity interest (other than preferred equity) in any real estate asset which secures (directly or indirectly) any loan held by the Manager.
     4. The legal department of the Manager shall provide legal services to the Company such as advice as to corporate governance matters, regulatory requirements, tax matters, litigation matters and such other matters as the Company or the Board of Directors may from time to time reasonably request, and in the provision of such legal services the Company, its officers and directors shall, to the extent permitted by applicable law, be entitled to all attorney-client privileges available under applicable law and all fiduciary obligations owed by attorneys to their clients under applicable law. Notwithstanding the foregoing, in order to mitigate possible conflicts of interest, the Company shall retain separate external counsel (i) by action of the Independent Directors, with respect to (1) any disputes between the Manager and Company arising under this Agreement or any other agreement between the Manager and Company, (2) any transaction of the kind described in Section 3 of this Conflicts of Interest Policy, (3) any investment for which a majority of the Independent Directors has retained a special servicer or adviser in accordance with Section 4 of this Conflicts of Interest Policy, and (4) any matter that a majority of the Independent Directors identifies as a situation where the dual representation of the Company and the Manager presents an actual or apparent conflict of interest; and (ii) at the option of the Manager, Company or any Independent Director, with respect to any other matter.
     This Conflicts of Interest Policy may be amended, restated, modified, supplemented or waived by the Manager and the Company (which approval must include a majority of the Independent Directors) without the approval of the Company’s stockholders.

A-2

Exhibit B
TERMINATION AGREEMENT
     THIS TERMINATION AGREEMENT (this “Termination Agreement” ) is executed and delivered as of January 15, 2010 by and between Care Investment Trust, Inc., a Maryland corporation (the “Company”), and CIT Healthcare LLC, a Delaware limited liability company (the “Manager”; and together with the Company, collectively, the “Parties” and each a “Party”). Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Agreement (as defined below).
     WHEREAS, on June 27, 2007, the Company retained the Manager to manage the business and investment affairs of the Company and its subsidiaries and to perform services for the Company in the manner and on the terms set forth in that certain Management Agreement dated June 27, 2007 (the “Management Agreement”);
     WHEREAS, on September 30, 2008, the Company and the Manager entered into Amendment No. 1 to the Management Agreement and concurrently entered into that certain Mortgage Purchase Agreement between the Company, as seller, and the Manager, as buyer (as amended, supplemented and modified from time to time, the “Agreement”);
     WHEREAS, pursuant to and subject to the terms of the Agreement, the Company had the right, but not the obligation, to cause the Manager to purchase Mortgage Assets by delivering put notices to the Manager;
     WHEREAS, on January 15, 2010, the Company and the Manager further amended and restated the Management Agreement as set forth in that certain Amended and Restated Management Agreement (as amended, supplemented and modified from time to time, the “Amended and Restated Management Agreement”), to be effective upon stockholder approval of the Plan of Liquidation (as such term is defined in the Amended and Restated Management Agreement) (the date upon which the Amended and Restated Management Agreement becomes effective, the “Effective Date”);
     WHEREAS, pursuant to the Amended and Restated Management Agreement, in consideration of the Manager’s execution and delivery of the Amended and Restated Management Agreement, (i) the Company agreed to rescind all outstanding put notices under the Agreement, and (ii) the Company and the Manager agreed to terminate the Agreement effective as of the Effective Date by executing this Termination Agreement; and
     WHEREAS, the Company and the Manager wish to terminate the Agreement upon the terms and conditions set forth in this Termination Agreement and mutually release each other from all claims each such Party may have against the other pursuant thereto or in connection therewith.
     NOW THEREFORE, in consideration of the following covenants and agreements and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

     1. Termination. The Company and the Manager hereby agree to terminate the Agreement effective as of the Effective Date; provided, however that nothing in this Termination Agreement shall be deemed to terminate, or otherwise modify, supplement or affect, any assignment or other agreements or documents executed or delivered between the Parties in connection with any sale or assignment of Mortgage Assets pursuant to the Agreement (any such agreements or documents, “Underlying Sale Documents”). Each of the Parties agrees that the Agreement shall be deemed null and void as of the Effective Date and that any and all rights and obligations of either Party arising out of or related to the Agreement (other than rights and obligations arising out of or related to any Underlying Sale Documents) , whether arising before or after the date hereof, are hereby extinguished and terminated effective as of the Effective Date, such that, subject to Section 2 below, from and after the Effective Date, neither Party shall remain obligated or liable for any payment, claims, costs, expenses, services or any other obligations that may or may have accrued or are due and owing under the Agreement (other than any such payments, claims, costs, expenses, services or other obligations arising out of or related to any Underlying Sale Documents).
     2. Mutual Release. Effective as of the Effective Date, each Party hereto hereby releases the other Party hereto and such Party’s stockholders, members, directors, officers, employees, representatives, lenders, agents, successors and assigns from any and all losses, liabilities, damages, lawsuits, actions, causes of actions, debts, demands, obligations, suits in law or equity and claims of any kind, whether known or unknown, actual or contingent, or which now exist or might exist in the future, based on or attributable to any fact or matter arising out of or relating to the Agreement other than claims arising out of a Party’s failure to honor its obligations under this Termination Agreement and other than any claims arising out of or related to any Underlying Sale Documents. This general release extends to all claims under common law, statute, regulation or ordinance.
     3. Further Assurances. The Company and the Manager agree to execute any and all documents and writings and take such other actions that may be reasonably necessary to effectuate the terms contained in this Termination Agreement.
     4. Entire Agreement. This Termination Agreement constitutes the entire agreement between the Parties hereto with regard to the matters related to the Agreement (other than any matters arising out of or related to any Underlying Sale Documents), superseding all prior understandings and agreements whether written or oral related thereto. This Termination Agreement may not be amended or revised except by a writing signed by both of the Parties, which shall be approved by a majority of the Independent Directors (as such term is defined in the Amended and Restated Management Agreement).
     5. Representation of Counsel. Both Parties acknowledge that they have had the advice and guidance of legal counsel and have jointly assisted in the drafting of this Termination Agreement.
     6. No Admission of Liability. It is understood and agreed that nothing contained herein shall be construed as an admission of liability on the part of any of the Parties hereto.

     7. Counterparts. This Termination Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. One or more counterparts of this Termination Agreement may be delivered by facsimile, with the intention that delivery by such means shall have the same effect as delivery of an original counterpart thereof.
     8. Severability. If any provision of this Termination Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Termination Agreement will remain in full force and effect. Any provision of this Termination Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.
     9. GOVERNING LAW. THIS TERMINATION AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS TERMINATION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR ANY DISTRICT WITHIN SUCH STATE FOR THE PURPOSE OF ANY ACTION OR JUDGMENT RELATING TO OR ARISING OUT OF THIS TERMINATION AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY AND TO THE LAYING OF VENUE IN SUCH COURT.
     10. WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS TERMINATION AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS TERMINATION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS TERMINATION AGREEMENT.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, each of the Parties hereto have executed and delivered this Termination Agreement as of the date first written above.

CARE INVESTMENT TRUST INC.		CIT HEALTHCARE LLC
By:		By:

	Name: Salvatore (Torey) V. Riso Jr.		Name: Steven N. Warden
	Its: Chief Executive Officer and President		Its: President
(Signature Page to Termination Agreement)

Exhibit C
GENERAL MUTUAL RELEASE
     This General Mutual Release (this “Release”) is being executed and delivered as of January 15, 2010, in accordance with Section 16(d) of that certain Amended and Restated Management Agreement (as amended, supplemented and modified from time to time, the “Amended and Restated Management Agreement”), amending and restating that certain Management Agreement dated June 27, 2007, as amended by Amendment No.1, dated as of September 30, 2008 (the “Original Management Agreement”), in each case, by and between Care Investment Trust Inc., a Maryland corporation (the “Company”), and CIT Healthcare LLC, a Delaware limited liability company (the “Manager”; and together with the Company, collectively, the “Parties” and each a “Party”). Capitalized terms used in this Release without definition have the respective meanings given to them in the Amended and Restated Management Agreement.
     WHEREAS, in consideration of each Party’s agreement to execute and deliver the Amended and Restated Management Agreement, each Party has agreed to deliver to the other Party, on or prior to the Effective Date, this Release.
     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and intending to be legally bound, the Parties hereby agrees as follows:
     1. General Release.
          (a) Effective as of the Effective Date, each Party hereto hereby releases and forever discharges the other Party hereto and such Party’s stockholders, members, directors, officers, employees, representatives, lenders, agents, successors and assigns from any and all losses, liabilities, damages, lawsuits, actions, causes of actions, debts, demands, obligations, suits in law or equity and claims of any kind, whether known or unknown, actual or contingent, or which now exist or might exist in the future, which such Party now has, has ever had or may hereafter have against the other Party arising prior to the Effective Date pursuant to or in connection with the Original Management Agreement; provided, however, that nothing contained herein shall operate to release (i) any rights, obligations, covenants, representations and warranties of the Parties arising under, (A) the Amended and Restated Management Agreement, including without limitation Section 8 of the Amended and Restated Management Agreement, or (ii) any claims, causes of action or proceedings against such Party related to fraudulent actions of such Party.
          (b) Each Party hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against the other Party based upon any matter purported to be released hereby.
          (c) Without in any way limiting any of the rights and remedies otherwise available to the other Party, each Party, severally and not jointly, agrees to indemnify, defend and hold harmless the other Party from and against any and all loss, liability, claim, damage

(including incidental and consequential damages) or expense (including costs of investigation and defense and reasonable attorney’s fees), whether or not involving third party claims, arising directly or indirectly from or in connection with (i) the assertion by or on behalf of such Party of any claim or other matter purported to be released pursuant to this Release and (ii) the assertion by any third party of any claim or demand against the other Party which claim or demand arises directly or indirectly from, or in connection with, any assertion by or on behalf of such Party against such third party of any claims or other matters purported to be released pursuant to this Release.
     2. Miscellaneous.
          (a) Further Assurances. The Company and the Manager agree to execute any and all documents and writings and take such other actions that may be reasonably necessary to effectuate the terms contained in this Release.
          (b) Severability. If any provision of this Release is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Release will remain in full force and effect. Any provision of this Release held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.
          (c) GOVERNING LAW. THIS RELEASE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS RELEASE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR ANY DISTRICT WITHIN SUCH STATE FOR THE PURPOSE OF ANY ACTION OR JUDGMENT RELATING TO OR ARISING OUT OF THIS RELEASE OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY AND TO THE LAYING OF VENUE IN SUCH COURT.
          (d) WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS RELEASE IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS RELEASE OR THE TRANSACTIONS CONTEMPLATED BY THIS RELEASE.
          (e) Entire Agreement. This Release constitutes the entire agreement between the Parties hereto with regard to the matters contained herein, superseding all prior understandings and agreements whether written or oral related thereto. This Release may not be amended or revised except by a writing signed by both of the Parties, which shall be approved by a majority of the Independent Directors.

          (f) Representation of Counsel. Both Parties acknowledge that they have had the advice and guidance of legal counsel and have jointly assisted in the drafting of this Release.
          (g) No Admission of Liability. It is understood and agreed that nothing contained herein shall be construed as an admission of liability on the part of any of the Parties hereto.
          (h) Counterparts. This Release may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. One or more counterparts of this Release may be delivered by facsimile, with the intention that delivery by such means shall have the same effect as delivery of an original counterpart thereof.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, each of the undersigned have execute and delivered this Release as the date first above written.

CARE INVESTMENT TRUST INC.		CIT HEALTHCARE LLC
By:		By:

	Name: Salvatore (Torey) V. Riso Jr.		Name: Steven N. Warden
	Its: Chief Executive Officer and President		Its: President
(Signature Page to General Mutual Release)

Schedule 1
EXISTING INVESTMENTS
Bickford Senior Living Portfolio
Cambridge Medical Office Building Portfolio
Senior Management Concepts Senior Living Portfolio
Mortgage investment secured by Michigan Skilled Nursing Portfolio
Mortgage investment secured by Texas Skilled Nursing / Assisted Living Portfolio
Mortgage investment secured by Texas / Louisiana Skilled Nursing / Assisted Living / Sr. Apartment Portfolio

D-1